Exhibit 99.1

Navistar International Corporation P : 331-332-5000 W : navistar.com 2701 Navistar Dr. Lisle, IL 60532 USA

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS THIRD QUARTER RESULTS

•	Reports net income of $84 million, including $196 million tax benefit, on revenue of $3.3 billion

•	Company accelerates cost reduction actions

•	Campbell sets focus on improving return on invested capital (ROIC)

LISLE, Ill. (September 6, 2012) — Navistar International Corporation (NYSE: NAV) today announced third quarter 2012 net income of $84 million, or $1.22 per diluted share, compared to third quarter 2011 net income of $1.4 billion, or $18.24 per diluted share. Current quarter results included an income tax benefit of $196 million that primarily resulted from a third quarter change in the company’s estimated annual effective tax rate, as well as the impact of $16 million in costs related to engineering integration and $10 million in non-conformance penalties (NCPs). The third quarter of 2011 included a $1.48 billion benefit from the release of a portion of the company’s income tax valuation allowance.

The company reported a pre-tax loss of $100 million in the third quarter 2012 versus a $54 million loss in the third quarter 2011. Revenues in the quarter were $3.3 billion, down 6 percent from the third quarter of 2011. The loss was driven by lower net sales in the company’s U.S. and Canada truck and engine segments, primarily due to lower military sales and reduced engine volumes in South America, respectively.

“Clearly we are not pleased with these results,” said Lewis B. Campbell, Navistar chairman and chief executive officer. “However, I was satisfied to learn on day one that Troy Clarke and his team were already working on a plan to deal with many of the important issues we face, most importantly restoring our core North American Truck, Engine and Parts businesses to their market leader positions. I believe we have good line of sight and a keen sense of urgency for moving forward.”

“Navistar is a great company with great people and great brands,” added Campbell. “With a laser focus on getting our quality right and hitting our clean engine launch dates, combined with actions to maximize cash flow and improve our balance sheet, I believe we can accelerate the pace of progress to deliver significant improvements during the next 12 to 18 months.”

The company announced that it is completing a voluntary separation program and a reduction in force of its salaried workforce. It anticipates these actions will generate $70 - $80 million in annual savings, which will contribute to Navistar’s overall goal to reduce costs by $150 - $175 million year-over-year, starting in fiscal year 2013. Additionally, Navistar is increasing efforts to cut discretionary spending and further reduce its material costs as part of its overall cost reduction program.

The company also announced it has launched a review of all of its non-core businesses with the goal of improving its return on invested capital and driving long-term profitability. As a result of this, along with uncertain industry conditions, the company is not providing fourth quarter earnings guidance until industry volumes solidify and these potential actions are defined.

EMISSIONS STRATEGY UPDATE

The company announced that it is on track to finalize its agreement with Cummins Inc. by the end of October 2012. As part of the agreement, Navistar will offer the Cummins ISX15 engine in certain truck models, expanding Navistar’s vehicle offerings. Navistar expects to launch the ISX15 in its ProStar+ model starting with initial customer deliveries in December 2012. Additionally, the agreement with Cummins Emission Solutions is on track to provide their proven selective catalytic reduction (SCR) aftertreatment system, which will be combined with Navistar’s MaxxForce 11- and 13-liter engines as part of the company’s clean engine solution. Navistar plans to begin production of its most popular 13-liter models with the SCR aftertreatment system in April 2013.

Last week, the U.S. Environmental Protection Agency (EPA) issued its Final Rule for NCPs for on-highway heavy-duty diesel engines, clearing the way for Navistar to continue to build and ship vehicles during the transition to its clean engine technology products.

“With the EPA Final Rule set to take effect and our progress with Cummins, we now have greater clarity on the transition to our new clean engine solution in 2013, which is our top priority,” said Troy Clarke, Navistar president and chief operating officer. “I am committed to ensuring that we remain diligent in achieving key milestones and delivering a smooth launch.”

SEGMENT REPORTING

Summary Financial Results:

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share data)	2012	2011	2012	2011
Sales and revenues, net	$3,319	$3,537	$9,669	$9,635
Segment Results:
Truck	$(30)	$(75)	$(160)	$49
Engine	(47)	32	(275)	26
Parts	73	70	164	200
Financial Services	22	30	75	102

Income (loss) before income taxes	$(100)	$(54)	$(616)	$45
Net income (loss) attributable to Navistar International Corporation	84	1,400	(241)	1,468
Diluted earnings (loss) per share attributable to Navistar International Corporation	1.22	18.24	(3.49)	19.04

Truck — For the third quarter 2012, the truck segment recorded a loss of $30 million, compared with a year-ago third quarter loss of $75 million. Segment results included charges of $11 million for engineering integration, compared to $129 million in engineering integration and restructuring charges in the third quarter of 2011.

The segment’s loss was driven by a combination of segment performance and deteriorating industry volumes, partially offset by manufacturing efficiencies. Year-over-year sales declined 5-percent, primarily due to lower military sales and decreased traditional volumes. Traditional chargeouts were down 7-percent, primarily due to a 22-percent decrease in Navistar’s Class 6 and 7 medium trucks, partially offset by a 32-percent increase in school bus volumes.

Engine — For the third quarter 2012, the engine segment recorded a loss of $47 million, compared with a year-ago third quarter profit of $32 million. The loss reflects lower sales volumes and $14 million in expenses related to non-conformance penalties and engineering integration.

Segment sales decreased by 13-percent, primarily due to lower sales volumes in South America, resulting from a pre-buy of pre-Euro V emissions engines in the prior year quarter. Partially offsetting the decrease in sales was lower SG&A and engineering spend.

Parts — For the third quarter 2012, the parts segment recorded profit of $73 million, compared with a year-ago third quarter profit of $70 million. The year-over-year increase was driven by continued improvements in commercial markets and lower SG&A expenses, partially offset by lower military sales.

Financial Services — For the third quarter 2012, the financial services segment recorded profit of $22 million, down from third quarter 2011 profit of $30 million primarily due to lower portfolio balances.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses and Navistar RV brands of recreational vehicles. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,”

“estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2011 and quarterly reports for fiscal 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share data)	2012	2011	2012	2011
Sales and revenues
Sales of manufactured products, net	$3,277	$3,490	$9,540	$9,481
Finance revenues	42	47	129	154

Sales and revenues, net	3,319	3,537	9,669	9,635

Costs and expenses
Costs of products sold	2,876	2,930	8,518	7,830
Restructuring charges	4	56	24	80
Impairment of property and equipment and intangible assets	—	64	38	64
Selling, general and administrative expenses	328	334	1,068	1,006
Engineering and product development costs	137	141	408	407
Interest expense	59	62	182	187
Other expense (income), net	5	(18)	26	(39)

Total costs and expenses	3,409	3,569	10,264	9,535
Equity in loss of non-consolidated affiliates	(10)	(22)	(21)	(55)

Income (loss) before income taxes	(100)	(54)	(616)	45
Income tax benefit	196	1,463	410	1,458

Net income (loss)	96	1,409	(206)	1,503
Less: Net income attributable to non-controlling interests	12	9	35	35

Net income (loss) attributable to Navistar International Corporation	$84	$1,400	$(241)	$1,468

Earnings (loss) per share attributable to Navistar International Corporation:

Basic	$1.22	$19.10	$(3.49)	$20.13
Diluted	1.22	18.24	(3.49)	19.04

Weighted average shares outstanding:
Basic	68.7	73.3	69.1	73.0
Diluted	68.9	76.8	69.1	77.1

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	July 31, 2012	October 31, 2011
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$547	$539
Restricted cash	125	100
Marketable securities	159	718
Trade and other receivables, net	822	1,219
Finance receivables, net	1,812	2,198
Inventories	1,877	1,714
Deferred taxes, net	480	474
Other current assets	293	273

Total current assets	6,115	7,235
Restricted cash	154	227
Trade and other receivables, net	110	122
Finance receivables, net	523	715
Investments in non-consolidated affiliates	46	60
Property and equipment (net of accumulated depreciation and amortization of $2,170 and $2,056 at the respective dates)	1,646	1,570
Goodwill	280	319
Intangible assets (net of accumulated amortization of $100 and $99, at the respective dates)	179	234
Deferred taxes, net	1,926	1,583
Other noncurrent assets	164	226

Total assets	$11,143	$12,291

LIABILITIES and STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,416	$1,379
Accounts payable	1,816	2,122
Other current liabilities	1,298	1,297

Total current liabilities	4,530	4,798
Long-term debt	2,996	3,477
Postretirement benefits liabilities	3,057	3,210
Deferred taxes, net	56	59
Other noncurrent liabilities	862	719

Total liabilities	11,501	12,263
Redeemable equity securities	5	5
Stockholders’ equity (deficit)	—
Series D convertible junior preference stock	3	3
Common stock ($0.10 par value per share, 220.0 shares authorized, and 75.4 shares issued, at both dates)	8	7
Additional paid in capital	2,274	2,253
Accumulated deficit	(396)	(155)
Accumulated other comprehensive loss	(2,020)	(1,944)
Common stock held in treasury, at cost (6.8 and 4.9 shares, at the respective dates)	(276)	(191)

Total stockholders’ deficit attributable to Navistar International Corporation	(407)	(27)
Stockholders’ equity attributable to non-controlling interests	44	50

Total stockholders’ equity (deficit)	(363)	23

Total liabilities and stockholders’ equity (deficit)	$11,143	$12,291

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended July 31,
(in millions)	2012	2011
Cash flows from operating activities
Net income (loss)	$(206)	$1,503
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	209	217
Depreciation of equipment leased to others	37	28
Deferred taxes, including change in valuation allowance	(405)	(1,472)
Impairment of property and equipment and intangible assets	38	73
Amortization of debt issuance costs and discount	31	33
Stock-based compensation	16	33
Provision for doubtful accounts, net of recoveries	—	(5)
Equity in loss of non-consolidated affiliates, net of dividends	27	57
Write-off of debt issuance cost and discount	8	—
Other non-cash operating activities	5	(9)
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	586	81

Net cash provided by operating activities	346	539

Cash flows from investing activities
Purchases of marketable securities	(672)	(1,109)
Sales or maturities of marketable securities	1,230	1,075
Net change in restricted cash and cash equivalents	48	21
Capital expenditures	(250)	(291)
Purchase of equipment leased to others	(49)	(35)
Proceeds from sales of property and equipment	12	27
Investments in non-consolidated affiliates	(18)	(48)
Proceeds from sales of affiliates	1	6
Business acquisitions, net of cash received	(12)	(1)
Acquisition of intangibles	(14)	(15)

Net cash provided by (used in) investing activities	276	(370)

Cash flows from financing activities
Proceeds from issuance of securitized debt	1,155	348
Principal payments on securitized debt	(1,532)	(560)
Proceeds from issuance of non-securitized debt	717	158
Principal payments on non-securitized debt	(582)	(73)
Net decrease in notes and debt outstanding under revolving credit facilities	(195)	(85)
Principal payments under financing arrangements and capital lease obligations	(30)	(81)
Debt issuance costs	(20)	(6)
Purchase of treasury stock	(75)	(11)
Proceeds from exercise of stock options	2	36
Dividends paid by subsidiaries to non-controlling interest	(44)	(43)
Other financing activities	(3)	—

Net cash used in financing activities	(607)	(317)

Effect of exchange rate changes on cash and cash equivalents	(7)	7

Increase (decrease) in cash and cash equivalents	8	(141)
Cash and cash equivalents at beginning of the period	539	585

Cash and cash equivalents at end of the period	$547	$444

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income tax benefit (expense). Our results from interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2012
External sales and revenues, net	$2,323	$441	$513	$42	$—	$3,319
Intersegment sales and revenues	13	399	29	22	(463)	—

Total sales and revenues, net	$2,336	$840	$542	$64	$(463)	$3,319

Net income (loss) attributable to NIC	$(30)	$(47)	$73	$22	$66	$84
Income tax benefit	—	—	—	—	196	196

Segment profit (loss)	$(30)	$(47)	$73	$22	$(130)	$(112)

Depreciation and amortization	$41	$28	$2	$9	$6	$86
Interest expense	—	—	—	20	39	59
Equity in income (loss) of non-consolidated affiliates	(12)	1	1	—	—	(10)
Capital expenditures(B)	21	39	6	1	7	74

Three Months Ended July 31, 2011
External sales and revenues, net	$2,457	$546	$487	$47	$—	$3,537
Intersegment sales and revenues	—	422	29	26	(477)	—

Total sales and revenues, net	$2,457	$968	$516	$73	$(477)	$3,537

Net income (loss) attributable to NIC	$(75)	$32	$70	$30	$1,343	$1,400
Income tax benefit	—	—	—	—	1,463	1,463

Segment profit (loss)	$(75)	$32	$70	$30	$(120)	$(63)

Depreciation and amortization	$37	$32	$2	$8	$5	$84
Interest expense	—	—	—	28	34	62
Equity in income (loss) of non-consolidated affiliates	(22)	(1)	1	—	—	(22)
Capital expenditures(B)	15	47	7	1	36	106

Nine Months Ended July 31, 2012
External sales and revenues, net	$6,830	$1,301	$1,409	$129	$—	$9,669
Intersegment sales and revenues	26	1,292	98	70	(1,486)	—

Total sales and revenues, net	$6,856	$2,593	$1,507	$199	$(1,486)	$9,669

Net income (loss) attributable to NIC	$(160)	$(275)	$164	$75	$(45)	$(241)
Income tax benefit	—	—	—	—	410	410

Segment profit (loss)	$(160)	$(275)	$164	$75	$(455)	$(651)

Depreciation and amortization	$111	$87	$8	$25	$15	$246
Interest expense	—	—	—	67	115	182
Equity in income (loss) of non-consolidated affiliates	(27)	2	4	—	—	(21)
Capital expenditures(B)	53	116	18	2	61	250

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2011
External sales and revenues, net	$6,510	$1,526	$1,445	$154	$—	$9,635
Intersegment sales and revenues	18	1,180	128	75	(1,401)	—

Total sales and revenues, net	$6,528	$2,706	$1,573	$229	$(1,401)	$9,635

Net income (loss) attributable to NIC	$49	$26	$200	$102	$1,091	$1,468
Income tax benefit	—	—	—	—	1,458	1,458

Segment profit (loss)	$49	$26	$200	$102	$(367)	$10

Depreciation and amortization	$112	$91	$7	$21	$14	$245
Interest expense	—	—	—	84	103	187
Equity in income (loss) of non-consolidated affiliates	(57)	(3)	5	—	—	(55)
Capital expenditures(B)	53	131	11	1	95	291

As of July 31, 2012
Segment assets	$2,509	$1,715	$708	$2,898	$3,313	$11,143
As of October 31, 2011
Segment assets	2,771	1,849	700	3,580	3,391	12,291

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $63 million and $195 million for the three and nine months ended July 31, 2012, respectively, and $72 million and $225 million for the three and nine months ended July 31, 2011, respectively.
(B)	Exclusive of purchases of equipment leased to others.